Exhibit 32.1

TCF FINANCIAL CORPORATION

STATEMENT PURSUANT TO 18 U.S.C. §1350

I, William A. Cooper, Chairman and Chief Executive Officer of TCF Financial Corporation, a Delaware corporation (the “Company”), hereby certify as follows:

1.            This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Periodic Report”);

2.            The Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

3.            The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

Date: May 7, 2014

/s/ William A. Cooper
William A. Cooper
Chairman and Chief Executive Officer
(Principal Executive Officer)

*          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TCF Financial Corporation and will be retained by TCF Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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